Exhibit 2.2

                          SECURED BRIDGE FINANCING NOTE


                                                            Bellevue, Washington
                                                                   April 3, 1998


         1. FOR VALUE RECEIVED, CAMBIO NETWORKS, INC., a California corporation (the "Borrower"), promises to pay to the order of MEADOWBROOK REHABILITATION GROUP, INC., a Delaware corporation (the "Holder"), the principal sum (the "Principal Sum") of Five Hundred Thousand Dollars ($500,000), or, if less, the aggregate principal amount of all outstanding borrowings made by Holder to Borrower for current operating expenses of Borrower pursuant to Schedule 1 attached hereto and made a part hereof. Borrower promises to pay interest from the date hereof on the advanced and unpaid amount of such Principal Sum and on any accrued, unpaid and overdue installments of interest, on the dates and at the rate of interest hereinafter set forth.

         2. Term. Unless accelerated pursuant to the terms of this Note, the unpaid portion of the Principal Sum and all accrued and unpaid interest thereon shall be due and payable in full on the date (the "Maturity Date") that is the earlier to occur of (i) the date on which the Agreement and Plan of Merger among Holder, Borrower and Interset, Inc. dated as of April 3, 1998 closes; (ii) July 31, 1998; (iii) the date on which Borrower closes any equity or debt financing in excess of $50,000 subsequent to the date hereof; (iv) the date on which all or any significant portion of the assets or business of Borrower are sold or otherwise transferred; or (v) the date on which there occurs any "change in control" of Borrower (defined as a sale or other transfer, directly or indirectly, of 30% or more of the beneficial voting or economic interest of Borrower).

         3. Interest. Interest, which shall be computed on the basis of the actual number of days elapsed, shall accrue monthly on the advanced and unpaid amount of the Principal Sum and on any then accrued and unpaid interest at the rate of eight percent (8.0%) per annum until the Maturity Date, increasing by and additional fifty (50) basis points at the end of each month thereafter for so long as this Note is outstanding.

         4. Place of Payment and Notice. Payments on this Note, as well as any notices to Holder, are to be mailed or given to Holder at 2000 Powell Street, Suite 1203, Emeryville, California 94608, or to such other place as Holder may from time to time direct by written notice to Borrower. The address for notice to Borrower shall be 154 SE 30th Place, Suite 200, Bellevue, Washington 98007, or to such other place as Borrower may from time to time direct by written notice to Holder.

         5. Representations of Borrower. Borrower hereby represents and warrants to Holder that (a) Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of California; (b) Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Note and consummate the transactions contemplated hereby; and (c) the execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Borrower and do not violate or conflict with, or, with or without the giving of notice, the passage of time or both, constitute a default under, Borrower's charter documents, any law, rule, regulation, order, writ, injunction or decree of any court, administrative agency or any other governmental authority applicable to Borrower or any of its properties or any agreement, instrument or commitment to which Borrower is a party or by which Borrower or any of its property is bound.

         6. Lawful Tender. All amounts payable hereunder shall be payable only in lawful money of the United State of America. Each payment received by Holder under this Note shall be applied first to the payment of accrued but unpaid interest due hereunder and second to the Principal Sum. If any installment or payment on this Note shall be due on Saturday, Sunday or a day which is a bank holiday in the State of California, such payment shall be extended until the following business day with accrued interest.

         7. Prepayment. Borrower may make prepayments to Holder of the Principal Sum at any time, in whole or in part, without premium or penalty.

         8.       Default.

         (a) An "Event of Default" shall exist if any one or more of the following events (collectively, "Events of Default") shall occur and be continuing:

                  (i)   Borrower   shall  fail  to  pay  when  due  (whether  by
acceleration or otherwise) any payment of principal or of interest on this Note, and such failure continues for a period of five (5) days;

                  (ii) Any representation or warranty made by Borrower under this Note shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                  (iii) Default shall occur in the performance of any of the covenants or agreements of Borrower contained herein (other than payment defaults), which is not remedied within thirty (30) days after delivery of written notice to Borrower from Holder;

                  (iv) Default shall occur in the payment of any material indebtedness of Borrower (or default shall occur in respect of any note, loan agreement or credit agreement relating to such indebtedness or such indebtedness shall become due before its stated maturity by acceleration thereof or shall become due by its terms and shall not be promptly paid or extended) or a default shall occur under any material agreement of Borrower, and such default shall continue for more than the period of grace, if any, specified therein;

                  (v) Borrower or any subsidiary shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator or itself, of all or substantially all of its assets, (B) file a voluntary petition in bankruptcy, admit in writing that such person is unable to pay its debts as they become due or generally not pay such debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization of any arrangement with creditors or to take advantage of any bankruptcy, reorganization or insolvency proceeding, or (E) take corporate action for the purpose of affecting any of the foregoing;

                  (vi) An involuntary petition or complaint shall be filed against Borrower or any subsidiary seeking bankruptcy or reorganization of such person or the appointment of a receiver, custodian, trustee or liquidator of such person, or all or substantially all of such person's assets, or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or any subsidiary, or appointing a receiver, custodian, trustee or liquidator of such person, or of all or substantially all of such person's assets, and, in each case, such petition, order, judgment or decree shall not have been dismissed within sixty (60) days of the filing thereof; or

                  (vii) Any final judgment(s) for the payment of money in excess of the sum of $50,000 in the aggregate shall be rendered against Borrower and such judgment or judgments shall not be satisfied or discharged within thirty
(30) days of the date on which any such judgment is issued.

         (b) If an Event of Default shall have occurred and be continuing, then Holder may declare the unpaid Principal Sum of, and all interest then accrued but unpaid on, this Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         (c) Each right, power or remedy of Holder upon the occurrence of any Event of Default as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by Holder of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Holder of any or all such other rights, powers or remedies.

         (d) Upon the occurrence of an Event of Default, Borrower agrees to pay all costs and expenses (including Holder's attorneys' fees and expenses) reasonably incurred by Holder in connection with the collection of amounts due hereunder or the preservation and enforcement of Holder's rights hereunder, or relating to any reorganization or workout in connection herewith.

         9. CONSENT TO JURISDICTION. BORROWER HEREBY AGREES AND CONSENTS THAT ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS NOTE MAY BE BROUGHT IN ANY APPROPRIATE FEDERAL OR STATE COURT IN THE STATE OF CALIFORNIA, OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, ALL AT THE SOLE AND EXCLUSIVE ELECTION OF HOLDER, AND BY THE ISSUANCE AND EXECUTION OF THIS NOTE AND ACCEPTANCE OF THE LOAN PROCEEDS BORROWER IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF EACH SUCH COURT AND HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH COURT.

         10. Waiver. No failure to exercise and no delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other right, power or privilege. Amendments or waivers to this Note may be made only in a written instrument executed by Borrower and Holder.

         11. Headings. The headings in this Note are for convenience of reference only and do not constitute part of this Note.

         12. Maximum Interest. The provisions of this Note shall not be construed as requiring or committing Borrower to pay interest in excess of the highest rate permitted by applicable law. If a court of competent jurisdiction should determine that Holder has received interest in excess of such lawful rate, such excess shall be applied to the reduction of the unpaid Principal Sum due hereunder and not to the payment of interest.

         13. Grant and Perfection of Security Interest. In order to secure the due and punctual payment of the sums due hereunder, Borrower hereby grants, transfers, conveys and assigns to Holder, and grants to Holder a security interest in, Borrower's presently existing or hereafter acquired rights, title and interest in all of its tangible and intangible property, whether real or personal, including, without limitation, all Accounts, Contract Rights,
Inventory, Equipment, General Intangibles, Chattel Paper, Deposit Accounts, Goods, Documents, Instruments and Proceeds (each as defined in the Uniform Commercial Code) of the foregoing (collectively, the "Collateral"); provided however, that Holder's security interest in the Collateral shall be subordinate to all security interests in the Collateral granted by Borrower and perfected prior to the date hereof.

         14. Attorneys' Fees. Should any litigation or other proceeding be commenced by Borrower or Holder concerning this Note, or the rights and duties of the parties in relation to this Note or any matter in connection herewith, the party prevailing in such litigation or other proceeding shall be entitled, in addition to such other relief as may be granted, to recover its reasonable attorneys' fees and costs incurred in connection with such litigation or other proceeding.

         15. Further Assurances. From time to time after the date hereof and without further consideration, Borrower will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer or other instruments or documents and take or arrange for such other actions as may reasonably be requested by Holder to complete more effectively the transactions contemplated hereby, including, without limitation, as may be necessary to implement the provisions of Section 13 above.

         16. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

         IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed on the date of issue above stated.

                                                        BORROWER:

                                                        CAMBIO NETWORKS, INC.,
                                                        a California corporation


                                                        By /s/ Gari Grimm

                                                        Its President & COO

Address:

154 SE 30th Place, Suite 200
Bellevue, Washington 98007